UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 22, 2012

U.S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-115164	20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive Kansas City, Missouri	64163
(Address of principal executive offices)	(Zip Code)

(816) 713-8800
Registrant’s telephone, number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

            On February 22, 2012, U.S. Premium Beef, LLC (the “Company”) dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm.  The Company’s decision to dismiss KPMG was approved by the Board of Directors of the Company.

            The reports of KPMG on the financial statements of the Company included in the Company’s annual reports filed on Form 10-K for the fiscal years ended August 27, 2011 and August 28, 2010 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

            During the fiscal years ended August 27, 2011 and August 28, 2010, and through February 22, 2012, there have been no: (i) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in its reports on the financial statements of the Company for the periods referenced above; or (ii) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

            The Company has provided KPMG with a copy of the disclosures above and has requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above disclosures.  A copy of the letter is filed as Exhibit 16.1 to this current report on Form 8-K.

            On February 28, 2012, the Company engaged PricewaterhouseCoopers LLP (“PwC”) as its new independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following is filed as an Exhibit to this Report:

Exhibit No.	Description
16.1	Letter from KPMG to the Securities and Exchange Commission dated February 27, 2012

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By: /s/ Steven D. Hunt
Steven D. Hunt
Chief Executive Officer

Date:   February 28, 2012